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                                                                   EXHIBIT 10.73


                       GUARANTEE AND POSTPONEMENT OF CLAIM
                               ("this Guarantee")

             THIS GUARANTEE is dated as of December 14, 2000, and made by the undersigned Canadian Subsidiary in favour of Foothill Capital Corporation, a California corporation.

             WHEREAS:

A. Pursuant to the terms of a loan and security agreement as amended, restated, supplemented or otherwise modified from time to time (the "Loan Agreement") dated the date of this Guarantee by and between Foothill Capital Corporation, a California corporation, of Suite 3000 West 2450 Colorado Avenue., Santa Monica, California, 90404 (the "Lender") and FutureLink Corp., a Delaware corporation (the "Borrower"), and certain other subsidiaries of the Borrower identified in the Loan Agreement, the Lender has agreed to make Advances (as such term is defined in the Loan Agreement) to the Borrower;

B. 3045207 Nova Scotia Company (the "Canadian Subsidiary"), a corporation incorporated under the laws of Nova Scotia pursuant to the Companies Act with its registered and records office located at Summit Place, 1601 Lower Water Street, PO Box 730, Halifax, Nova Scotia B3J 2V1, is a subsidiary of the Borrower and as such derives economic benefit from the Advances to the Borrower;

C. As a condition of and as security for the Advances, the Lender requires the Canadian Subsidiary to guarantee repayment of the Advances , interest thereon calculated in accordance with the Loan Agreement and all other Obligations (as such term is defined in the Loan Agreement) (collectively the "Debt") and to guarantee the observance, payment and performance by the Borrower of all the obligations, payments and otherwise to the Lender under the Loan Agreement, the UK Loan Documents (as such term is defined in the Loan Agreement) and the Loan Documents (as such term is defined in the Loan Agreement) (together with the Debt, collectively the "Guaranteed Obligations");

             FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, the Canadian Subsidiary hereby agrees with the Lender as follows:

1. The Canadian Subsidiary irrevocably, absolutely and unconditionally guarantees to the Lender the due payment by the Borrower to the Lender of the Guaranteed Obligations and the due performance by the Borrower of the Guaranteed Obligations.

2. This Guarantee is a continuing guarantee and is not limited by amount, time or otherwise.

3. The Canadian Subsidiary hereby acknowledges that certain of the rights of interest applicable as to the Guaranteed Obligations may be computed on the basis of a year of 360 days or 365 days, as the case may be, and paid for the actual number of days elapsed. For the purposes of the Interest Act (Canada), whenever any interest is calculated using a rate based on a year of 360 days or 365 days, as the case may be, such rate determined pursuant to such calculation, when expressed as an annual rate is equivalent to:


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        (a)     the applicable rate based on a year of 360 days or 365 days, as the case may be,

        (b) multiplied by the actual number of days in a calender year in which the period for such interest is payable (or compounded), and

        (c)     divided by 360 days or 365 days, as the case may be.

4. The liability of the Canadian Subsidiary hereunder shall bear interest from the date written demand for payment is deemed to have been given by the Lender to the Canadian Subsidiary at the Prime Interest Rate (defined below) plus 4% per annum (the "Interest Rate"). "Prime Interest Rate" as used in this Guarantee shall mean the annual rate of interest announced from time to time by Royal Bank of Canada as a reference rate then in effect for determining interest rates on Canadian dollar commercial loans in Canada.

5. The Canadian Subsidiary will provide and grant forthwith to the Lender the security described in the Loan Agreement, including, without limitation, a Canadian Security Agreement (as such term is defined in the Loan Agreement) as security for the obligations of the Canadian Subsidiary hereunder to the Lender.

6. Without releasing, discharging, limiting or otherwise affecting in whole or in part the obligations and liabilities of the Canadian Subsidiary hereunder and without the consent of or notice to the Canadian Subsidiary, the Lender may as it sees fit and regardless of whether the Canadian Subsidiary's risk is increased:

        (a) grant time, renewals, extensions, indulgences, releases and discharges to the Borrower or any other person or persons now or hereafter liable to the Lender in respect of the Guaranteed Obligations,

        (b) take or refrain from taking securities or collateral from the Borrower or any other person or persons or from perfecting such securities or collateral in connection with the Guaranteed Obligations,

        (c) give up, modify, exchange, renew, release, discharge, compromise, realize, enforce or otherwise deal with or do any act or thing in respect of (with or without consideration) any and all collateral, mortgages or other security given by the Borrower or any other person or persons with respect to the Guaranteed Obligations,

        (d) accept compromises, settlements or arrangements from the Borrower or any other person or persons,

        (e) exercise any right or remedy which it may have against the Borrower or any other person or persons or with respect to any security for the Guaranteed Obligations, including judicial and nonjudicial foreclosure,


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        (f)     apply money at any time received from the Borrower or any other person or persons or from securities upon such part of the Guaranteed Obligations as the Lender may see fit or change any such application in whole or in part from time to time as the Lender may see fit,

        (g) give credit or make loans or advances to the Borrower, any guarantor or any other person, and discontinue, release, increase or otherwise vary such credit, or

        (h) otherwise deal with, or waive or modify its right to deal with, the Borrower and any other person or persons and securities as the Lender may see fit,

and in no case shall the Lender be responsible for nor the Canadian Subsidiary released from its obligations hereunder by any neglect or omission of the Lender with respect to any of the foregoing.

7. The Canadian Subsidiary renounces all benefits of discussion and division.

8. This Guarantee will not be considered as wholly or partially satisfied by the payment or liquidation at any time or times of any sum or sums of money for the time being due or remaining unpaid to the Lender, and all dividends, compositions, proceeds of security valued and payments received by the Lender from the Borrower or from others or from estates shall be regarded for all purposes as payments in gross without any right on the part of the Canadian Subsidiary to claim in reduction of the liability under this Guarantee the benefit of any such dividends, compositions, proceeds or payments or any securities held by the Lender or proceeds thereof. Nothing but the performance and payment in full of the Guaranteed Obligations shall release the Canadian Subsidiary of its liability under the Guarantee.

9. All monies, advances, renewals and credits in fact borrowed or obtained by the Borrower from the Lender under the Loan Agreement or any other Loan Document (as defined in the Loan Agreement) or under any security held from time to time by the Lender for the Guaranteed Obligations will be deemed to form part of the Guaranteed Obligations, notwithstanding any lack or limitation of status or of power, incapacity or disability of the Borrower or of the directors, partners or agents thereof, or that the Borrower may not be a legal or suable entity, or any irregularity, defect or informality in the borrowing or obtaining of such money, advances, renewals or credits, the whole whether known to the Lender or not, and any sum which may not be recoverable from the Canadian Subsidiary as guarantor shall be recoverable from the Canadian Subsidiary as sole or principal debtor in respect thereof and vice versa and shall be paid to the Lender as aforesaid.

10. This Guarantee is in addition to and not in substitution for any other guarantee by any other person(s), at any time held by the Lender, and any present or future obligation to the Lender incurred or arising otherwise than under a guarantee provided by the Canadian Subsidiary or of any other obligant, whether bound with or apart from the Borrower.


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11. The Canadian Subsidiary hereby expressly authorizes and consents to the
Lender, from time to time, without giving notice to the Canadian Subsidiary, and without in any way discharging, limiting or lessening the liability of the Canadian Subsidiary under this Guarantee, omitting or refraining from proving its full claim or any claim or omitting or refraining from valuing any security held by it, in the event of the bankruptcy, liquidation, winding-up or other distribution of assets of the Borrower or of any surety or guarantor for the Guaranteed Obligations or if the Borrower or any surety or guarantor for the Guaranteed Obligations shall make a bulk sale of its assets within the bulk transfer provisions of any applicable legislation or any composition with creditors or scheme of arrangement.

12. The Canadian Subsidiary will be bound by any account settled between the Lender and the Borrower, and if no such account has been so settled any account stated by the Lender will be accepted by the Canadian Subsidiary as prima facie evidence of the amount which at the date of the account so stated is due by the Borrower to the Lender or remains unpaid by the Borrower to the Lender, in the absence of manifest error.

13. The Canadian Subsidiary will not at any time claim to be subrogated in any manner to the rights and position of the Lender and will not claim the benefit of any security at any time held by the Lender until the Lender has received payment in full of all monies, interest and other amounts due to the Lender under or relating to the Guaranteed Obligations.

14. The Lender will not be bound to exhaust its recourse against the Borrower or any other person or persons or the security or other securities it may hold, or any of them, before requiring payment by the Canadian Subsidiary, and the Lender may enforce the various remedies available to it and may realize upon the various securities or any part of such securities in such order as the Lender may determine.

15. No suit based upon this Guarantee shall be instituted until demand for payment has been made, and demand for payment shall be deemed to have been effectively made upon the Canadian Subsidiary by delivery of written demand to the Canadian Subsidiary at the address of the Canadian Subsidiary last known to the Lender. Moreover, when demand for payment has been made, the Canadian Subsidiary shall also be liable to the Lender for all legal fees and disbursements (on a solicitor and his own client basis) incurred by or on behalf of the Lender resulting from any action instituted on the basis of this Guarantee.

16. All indebtedness of every nature and kind, whether now or hereafter in existence, of the Borrower to the Canadian Subsidiary is hereby postponed to the indebtedness of the Borrower to the Lender and, following the occurrence and during the continuation of an Event of Default (as defined in the Loan Agreement), all money received by the Canadian Subsidiary in respect of or on account of any of the said indebtedness shall be received and held in trust for the Lender and shall forthwith be paid to the Lender without the necessity of demand. The assignment and postponement contained in this Guarantee is independent of and severable from this Guarantee and shall remain in full force and effect until repayment in full to the Lender of all of the Guaranteed Obligations, notwithstanding that the liability of the Canadian Subsidiary under this Guarantee may have been


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discharged or terminated. No duty, obligation or liability shall arise on the part of the Lender in connection with the aforesaid assignment, including, without limitation, the obligation to ensure that the indebtedness and liability of the Borrower to the Canadian Subsidiary does not become prescribed by statute or otherwise invalidated or rendered unenforceable.

17. This Guarantee shall not be discharged, limited or otherwise affected by anything done, suffered or permitted by the Lender in connection with the Borrower, the Guaranteed Obligations or any security held by or granted to the Lender to secure payment of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations and liabilities of the Canadian Subsidiary hereunder shall not be released, limited or otherwise affected by:

        (a) the insolvency or bankruptcy or ceasing to exist of the Borrower or any other person or persons,

        (b) the appointment of a receiver for the assets of the Borrower or any other person or persons,

        (c) any change in the name of the Borrower or in the reorganization, merger or amalgamation of the Borrower,

        (d) the acquisition of the Borrower's business by any person or a change in control of the Borrower,

        (e) any change whatsoever in the objects, capital structure, constitution or constating documents of the Borrower,

        (f) any defect in, omission from, failure to file or register or defective filing or registration of any instrument under which the Lender has taken any security or collateral for payment of or performance or observance of any of the Guaranteed Obligations or of any other person who is or may become liable in respect of the Guaranteed Obligations, or

        (g) any other circumstance which might otherwise constitute a legal or equitable defence available to, or a complete or partial discharge of, the Borrower in respect of the Guaranteed Obligations, or both, but shall, notwithstanding the happening of any such event before or after the execution of this Guarantee, continue to apply to the Guaranteed Obligations.

18. This Guarantee will be operative and binding upon the Canadian Subsidiary, and possession of this instrument by the Lender or its assigns will be conclusive evidence against the Canadian Subsidiary that this Guarantee was not delivered in escrow or pursuant to any agreement that it should not be effective until any conditions precedent or subsequent had been complied with.


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19. The Canadian Subsidiary hereby waives notice of its acceptance of this
Guarantee, notice of transactions or obligations contracted or incurred by the Borrower under this Guarantee, notice of default of the Borrower and demand for payment upon the Borrower and the Canadian Subsidiary.

20. Taxes and Other Taxes

        (a) Any and all payments to the Lender shall be made free and clear of and without deduction or withholding for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and liabilities with respect thereto (as such taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes") imposed by the government of Canada (or any political subdivision or taxing authority thereof or therein), unless such Taxes are required by law or the administration thereof to be deducted or withheld. If the Canadian Subsidiary shall be required by law or the administration thereof to deduct or withhold any such Taxes from or in respect of any amount payable hereunder, then:

                (i) the amount payable shall be increased as may be necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional amounts paid under this paragraph), the Lender shall receive an amount equal to the sum it would have received if no such deduction or withholding had been made, and

                (ii) the Canadian Subsidiary forthwith shall pay the full amount deducted or withheld to the relevant taxation or other authority in accordance with applicable law.

        (b) The Canadian Subsidiary agrees to pay forthwith any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies (all such taxes, charges and levies being herein referred to as "Other Taxes") imposed by the government of Canada (or any political subdivision or taxing authority thereof or therein) which arise from any payment made by the Canadian Subsidiary hereunder or from the execution, delivery or registration of, or otherwise with respect to this Guarantee.

        (c) The Canadian Subsidiary agrees to indemnify the Lender for the full amount of Taxes or Other Taxes not deducted or withheld and paid by the Canadian Subsidiary in accordance with subparagraphs 20(a) or (b) hereof to the relevant taxation or other authority and any Taxes or Other Taxes imposed by any jurisdiction on the amounts payable by the Canadian Subsidiary under this paragraph 20 paid by the Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or


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                not any such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within fifteen (15) days from the date the Lender makes written demand therefor. A certificate as to the amount of such Taxes or Other Taxes and evidence of payment thereof submitted to the Canadian Subsidiary by the Lender shall be prima facie evidence of the amount due from the Canadian Subsidiary to the Lender.

        (d) The Canadian Subsidiary shall furnish to the Lender the original or a certified copy of a receipt evidencing any payment of Taxes or Other Taxes made by the Canadian Subsidiary as soon as such receipt becomes available, together with a certificate of an officer of the Canadian Subsidiary, which certificate indicates the amount of Taxes or Other Taxes, as the case may be, withheld by the Canadian Subsidiary in respect of payments made hereunder.

        (e) Without prejudice to the survival of any other agreement or obligation of the Canadian Subsidiary hereunder, the obligations of the Canadian Subsidiary under this paragraph 20 shall survive the termination of this Guarantee and the payment of the Guaranteed Obligations.

21. This Guarantee covers all agreements between the parties hereto concerning the subject matter hereof, and none of the parties shall be bound by any representation or promise made by any person relative thereto which is not expressly embodied herein.

22. This Guarantee is governed by and shall be construed in accordance with the laws of the Province of Nova Scotia, and the Canadian Subsidiary attorns to the exclusive jurisdiction of the courts of Nova Scotia in respect of all disputes which may arise under this Guarantee, and irrevocably agrees that such actions and proceedings may be heard and determined in such courts, agrees to be bound by any judgment thereof and irrevocably waives, to the fullest extent possible, the defence of forum non conveniens, provided, however, that the Lender may serve legal process in any manner permitted by law and that nothing herein shall limit the Lender's right to bring proceedings against the Canadian Subsidiary or the property or assets of the Canadian Subsidiary in the courts of any other jurisdiction.

23. So long as any part of the Guaranteed Obligations or any related amounts due, owing or accrued to the Lender remains unpaid or outstanding, the Canadian Subsidiary assumes all responsibility for being and keeping itself informed of the financial condition of the Borrower and of all circumstances bearing upon the nature, scope and extent of the risk which the Canadian Subsidiary assumes and incurs under this Guarantee.

24. The Canadian Subsidiary represents and warrants to the Lender, and acknowledges that the Lender is, in part, relying upon such representations and warranties that:


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        (a)     the Canadian Subsidiary has full power and capacity to enter into this Guarantee and to carry out the obligations contemplated herein,

        (b) this Guarantee has been approved by all necessary corporate action on the part of the Canadian Subsidiary, and, when executed and delivered, will constitute a legal, valid and binding obligation of the Canadian Subsidiary, enforceable in accordance with the terms of this Guarantee,

        (c) the execution of this Guarantee will not contravene any provision of law, regulation, order or permit applicable to the Canadian Subsidiary, or result in a breach of or constitute a default under or require any consent under any agreement or instrument to which the Canadian Subsidiary is a party or by which the Canadian Subsidiary is bound,

        (d) the Canadian Subsidiary is not in default under any agreement or instrument to which it is a party which in any way materially and adversely affects its business and there are no suits or judicial proceedings or proceedings before any governmental commission, board or other agency pending or to the knowledge of the Canadian Subsidiary threatened against the Canadian Subsidiary, and

        (e) FutureLink Corp. is the registered holder of all of the issued and outstanding shares of the Canadian Subsidiary.

25. The Lender may assign its rights under this Guarantee without notice to the Canadian Subsidiary, provided that the assignee has also obtained the rights and obligations of the Lender under the Loan Agreement.

26. The Canadian Subsidiary acknowledges that there are reasonable grounds for believing that, and the directors of the Canadian Subsidiary are of the opinion that, the giving of the financial assistance provided by this Guarantee is in the best interests of the Canadian Subsidiary.

27. This Guarantee enures to the benefit of the Lender and its respective successors and assigns and is binding on the Canadian Subsidiary and its respective successors and assigns.

28. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by facsimile transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by facsimile transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.


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29. In the event that the Lender obtains any judgment in Canadian dollars in respect of any liability of the Canadian Subsidiary in United States dollars, the Lender and the Canadian Subsidiary agree that the rate of exchange to be used to determine the amount of the judgment shall be the rate of exchange quoted by the bankers of the Lender as the rate at which the Lender could purchase United States dollars with Canadian dollars on the banking day preceding the date on which the judgment is rendered. The liability of the Canadian Subsidiary in respect of any amount due in United States dollars shall, despite any judgment in Canadian dollars, be discharged only to the extent that on the banking day following receipt of the payment or satisfaction of the judgment, the Lender, through its bankers, is able to purchase United States dollars with Canadian dollars. If the amount of United States dollars purchased by the Lender is less than the amount of United States dollars originally due to it, the Canadian Subsidiary agrees, as a separate obligation, to indemnify the Lender against such loss, and if the amount so purchased exceeds the sum originally due to the Lender, the Lender agrees to remit such excess to the Canadian Subsidiary.

30. If any provision herein is determined to be void, voidable or unenforceable, in whole or in part, such determination shall not affect or impair or be deemed to affect or impair the validity of any other provision hereof and all the provisions hereof are hereby declared to be separate, severable and distinct.

31. In the event of a direct conflict between the terms and provisions of this Guarantee and the Loan Agreement, it is the intention of the parties hereto that both such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of the Loan Agreement shall control and govern; provided, however, that the inclusion of additional obligations on the part of any Borrower (as such term is defined in the Loan Agreement) and supplemental rights and remedies in favour of the Lender shall not be deemed a conflict with the Loan Agreement.

32. The Lender's rights or remedies hereunder shall not be exhausted by the exercise of any such rights or remedies or by any action or by any number of successive actions against the Canadian Subsidiary in respect of the Canadian Subsidiary's obligations hereunder.

33. Upon the bankruptcy, liquidation, winding-up or other distribution of assets of the Borrower or any surety or guarantor for the Guaranteed Obligations, or in the event that the Borrower or any surety or guarantor for the Guaranteed Obligations shall make a bulk sale of its assets within the bulk transfer provisions of any applicable legislation or any composition with creditors or scheme of arrangement, the Lender shall have the right to prove and rank for the full amount of the Guaranteed Obligations, including in its claim all sums paid by the Canadian Subsidiary to the Lender under this Guarantee, and to receive all dividends or other payments in respect of such claim, until all of the Guaranteed Obligations has been paid in full, the Canadian Subsidiary hereby assigning and transferring to the Lender until such time as all of the Guaranteed Obligations has been paid in full all of its rights to prove and rank for such sums paid by the Canadian Subsidiary to the Lender and to receive the full amount of all dividends and payments in respect thereto.


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34. The Canadian Subsidiary shall continue to be liable, up to the limit of the liability under this Guarantee, less any payments made by the Canadian Subsidiary to the Lender, for any balance which may be owing to the Lender by the Borrower after payment of such dividends or other payments to the Lender. In the event of the valuation by the Lender of any of its security and/or retention thereof by the Lender, such valuation and/or retention shall not, as between the Lender and the Canadian Subsidiary, be considered as payment or satisfaction or reduction of the Guaranteed Obligations or any part thereof.

35. Waiver, etc.: No failure or delay on the part of the Lender to exercise any right provided for in or contemplated by this Guarantee shall operate as a waiver thereof unless made in writing and signed by the Lender and, in that event, such waiver shall operate only as a waiver of the right expressly referred to therein.

36. No Amendment: This Guarantee may not be amended, altered or qualified except by a memorandum in writing signed by all of the parties hereto and any amendment, alteration or qualification hereof shall be null and void and shall not be binding upon any party who has not signed such memorandum.

37. Further Assurances: The Canadian Subsidiary shall and will, from time to time and at all times hereafter upon every reasonable written request so to do, cause such meetings to be held, resolutions passed and by-laws enacted, exercise its vote and influence, make, do, execute and deliver, or cause to be made, done, executed and delivered, all such further papers, acts, deeds, assurances and things as may be necessary or desirable in the opinion of the Lender or its counsel, acting reasonably, for implementing and carrying out more effectually the true intent and meaning of this Guarantee.

38. Time of Essence: Time shall be strictly of the essence of this Guarantee and of every part thereof and no extension or variation of this Guarantee shall operate as a waiver of this provision.

39. Receipt: The Canadian Subsidiary hereby acknowledges receipt of a fully signed copy of this Guarantee.

             IN WITNESS WHEREOF the Canadian Subsidiary has executed, and delivered this Guarantee under its corporate seal as of the date given above.

THE CORPORATE SEAL of 3045207 NOVA SCOTIA    )
COMPANY was hereunto affixed in the          )
presence of:                                 )
                                             )   c/s
  /s/ COREY E. FISCHER                       )
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Authorized Signatory                         )
                                             )
                                             )
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Authorized Signatory                         )